UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 12, 2020

GCI, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-05890	92-0072737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 12, 2020 (the “Closing Date”), Broadband Holdco, LLC, a bankruptcy remote wholly owned subsidiary (“SPV”) of GCI, LLC (the “Company”), entered into that certain Amendment No. 3 to Margin Loan Agreement (the “Third Amendment”), which amends SPV’s margin loan agreement, dated as of December 29, 2017, by and among SPV, JPMorgan Chase Bank, N.A., London Branch, as calculation agent and as administrative agent, and the lenders party thereto (as amended by that certain Amendment No. 1 to Margin Loan Agreement, dated as of October 5, 2018, and as further amended by that certain Amendment No. 2 to Margin Loan Agreement and Amendment No. 1 to Collateral Account Control Agreement, dated as of November 25, 2019, the “Existing Margin Loan Agreement”, and the Existing Margin Loan Agreement as amended by the Third Amendment, the “Margin Loan Agreement”). The Margin Loan Agreement is comprised of a delayed draw term loan facility (the “Delayed Draw Term Loan Facility”), a revolving credit facility (the “Revolving Credit Facility”) and a separate term loan facility (the “Initial Term Loan Facility”; the Delayed Draw Term Loan Facility, the Revolving Credit Facility and the Initial Term Loan Facility, collectively, the “Margin Loan Facilities” and the loans extended thereunder, the “Loans”). Pursuant to the Third Amendment, the lenders under the Existing Margin Loan Agreement have agreed to, among other things, extend the maturity date of the Margin Loan Agreement to August 24, 2022 (the “Maturity Date”). No borrowings under the Margin Loan Agreement were made on the Closing Date and, as of the Closing Date, $1.3 billion in Loans were outstanding, comprised of $800.0 million of Loans under the Initial Term Loan Facility, $200.0 million of Loans under the Revolving Credit Facility and $300.0 million of Loans under the Delayed Draw Term Loan Facility. The Third Amendment also amends certain terms and definitions in the Existing Margin Loan Agreement to provide for, among other things, conforming changes to incorporate the extension of the Maturity Date, the extension of the availability period for the additional prepayment amount applicable to the Loans under the Delayed Draw Term Loan Facility under the Margin Loan Agreement and customary LIBOR replacement provisions.

SPV is permitted to use the proceeds of the Loans for any purpose not prohibited under the Margin Loan Agreement, including, without limitation, (i) to make dividends and distributions, (ii) for the purchase of margin stock, (iii) to make investments not prohibited under the Margin Loan Agreement and/or (iv) otherwise for general corporate purposes, including, without limitation, for payment of interest and fees and other costs and expenses. On the Closing Date, SPV paid (i) all accrued and unpaid interest on the Loans outstanding under the Term Loan Facility and Revolving Credit Facility and (ii) all accrued and unpaid fees with respect to the Margin Loan Agreement (the “Interest True Up”).

Undrawn commitments under the Revolving Credit Facility (the “Revolving Commitments”) are available to SPV from the Closing Date to but excluding the earlier of (i) the date that is one month prior to the Maturity Date and (ii) the date of the termination of such Revolving Commitments pursuant to the terms of the Margin Loan Agreement. As of the Closing Date, $200.0 million of Revolving Commitments were drawn, with no additional capacity to borrow under the Revolving Credit Facility as of the Closing Date. The obligations under the Margin Loan Facilities are secured by first priority liens on the shares of Series C common stock of Liberty Broadband Corporation owned by SPV and certain other cash collateral provided by SPV. In addition, the Delayed Draw Term Loan Facility, the Revolving Credit Facility and the Term Loan Facility are subject to the same affirmative and negative covenants and events of default.

The description of the Third Amendment set forth above is qualified in its entirety by reference to the Third Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2020	GCI, LLC

	By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary

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